Exhibit 16


March 15, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, NW
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Item 4a of VSB Bancorp Inc.'s Form 8-K dated March 15, 2004, and we agree with the statements made therein.


Yours truly,


/s/ Deloitte & Touche LLP